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                        CERTIFICATE OF AMENDMENT TO
                       THE CERTIFICATE OF INCORPORATION
                                      OF
                                  IBAH, INC.

          IBAH, Inc. (the "Corporation"), a corporation organized under and by virtue of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), for the purpose of amending its Certificate of Incorporation, as amended (the "Certificate of Incorporation"), pursuant to
Section 242(b) of the Delaware General Corporation Law,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of the Corporation duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation, as amended, declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration and approval thereof at the annual meeting of stockholders. The resolutions setting forth the proposed amendment are as follows:

                  RESOLVED, that, pursuant to Section 242 of the General Corporation Law of the State of Delaware, Article TENTH be added to the Certificate of Incorporation of this Corporation as follows:

          A.      Election and Terms of Directors; Board Action. The directors,
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other than those who may be elected pursuant to this Certificate of
Incorporation by the holders of any series of preferred stock voting separately as a single class, shall be divided, with respect to the time for which they severally hold office, into three classes with the term of office of the first class to expire at the first annual meeting of stockholders following the adoption of this Article TENTH, the term of office of the second class to expire at the second annual meeting of stockholders following the adoption of this Article TENTH and the term of office of the third class to expire at the third annual meeting of stockholders following the adoption of this Article TENTH, with each such director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, commencing with the first annual meeting of stockholders following the adoption of this Article TENTH, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election and until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors and except as otherwise provided in this Certificate of Incorporation with respect to the rights of the holders of any series of preferred stock to elect directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created. Any director who may be elected pursuant to this Certificate of Incorporation by the holders of any series of preferred stock voting separately as a single class, shall, at each annual meeting of stockholders, be elected for a term of office to expire at the next annual meeting of stockholders and until his or her successor shall have been duly elected and qualified or until he or she resigns or is removed from office by the holders of such series of preferred stock; provided, however, that the term of office of any such director shall expire at the next annual meeting that follows the date as of which any such preferred stock shall no longer be outstanding.

          B.      Newly Created Directorships and Vacancies.  Subject to
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applicable law and to the rights of the holders of any series of preferred stock to elect directors as provided in this Certificate of Incorporation, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. If there are no directors in office, subject to the rights of the holders of any series of preferred stock to elect directors as provided in this Certificate of Incorporation, then an
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election of directors may be held in the manner provided by statute. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director. If a director elected by the holders of any series of preferred stock entitled to vote separately as a single class is removed by such holders, and if the holders of such series of preferred stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of such series of preferred stock elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other stockholders.


          C.      Removal.  Any director classified pursuant to Section A of
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this Article TENTH, or all such directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 75 percent of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class. Any director who may be elected pursuant to this Certificate of Incorporation by the holders of any series of preferred stock voting separately as a single class may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares of such series of preferred stock voting separately as a single class.

          D.      Amendment, Repeal or Alteration.  Except as otherwise
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provided in this Certificate of Incorporation with respect to the rights of the holders of any series of preferred stock to amend, repeal, alter or waive any provisions of this Certificate of Incorporation affecting such series of preferred stock, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of a particular class or series of the capital stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of at least 75 percent of the voting power of all of the then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article TENTH.

                  FURTHER RESOLVED, that the foregoing Amendment to the Certificate of Incorporation of this Corporation shall be effective upon the effective date of the filing of a Certificate of Amendment to the Certificate of Incorporation of this Corporation, setting forth the foregoing Amendment, with the Secretary of State of the State of Delaware.

          SECOND:   That thereafter, pursuant to resolution of the Board of
Directors, said amendment was submitted for the approval of the stockholders of the Corporation at the annual meeting of stockholders of the Corporation held on June 19, 1996.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

          FOURTH:   That the capital of the Corporation was not reduced under or by reason of said amendment.

     IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by the undersigned officers this 19th day of June, 1996.

                                 IBAH, INC.


                                 By: /s/ Geraldine A. Henwood
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                                   Geraldine A. Henwood
                                   Chief Executive Officer
ATTEST:/s/ Jane H. Hollingsworth
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Jane H. Hollingsworth
Secretary
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